Equal Energy Announces

Change to Conversion Price

Calgary, Alberta – April 2, 2013 -- Equal Energy Ltd. (TSX: EQU) (NYSE: EQU) announces that pursuant to the terms if the indenture for its outstanding 6.75% Convertible Debentures due March 31, 2016 (the “Debentures”) the payment of its US$0.05 dividend has caused the conversion price for the Debenture to be reduced from $9.00 to $8.85.  Each Debenture is now convertible into 112.9641 common shares of Equal.

About Equal Energy:

Equal Energy is an oil and gas exploration and production company based in Calgary, Alberta, with its United States operations office located in Oklahoma City, Oklahoma. Our shares and convertible debentures are listed on the Toronto Stock Exchange under the symbols (EQU, EQU.DB.B), and our shares are listed on the New York Stock Exchange under the symbol (EQU). Our oil and gas assets are centered on the Hunton liquids-rich natural gas property in Oklahoma.

Contacts:
Dell Chapman                                                                                   Scott Smalling
SVP Finance                                                                                     Vice President and CFO
(403) 538-3580 or (877) 263-0262                                             (405) 242-6020 or (405) 242-5010